Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-161940 on Form S-3 of our reports dated February 25, 2011 relating to the financial statements and financial statement schedule of Appalachian Power Company and subsidiaries appearing in or incorporated by reference in the Annual Report on Form 10-K of Appalachian Power Company for the year ended December 31, 2010.

/s/ Deloitte & Touche LLP

Columbus, Ohio
February 25, 2011